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                                                                   EXHIBIT 10.20


                               SECURITY AGREEMENT
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         This SECURITY AGREEMENT (this "Agreement") is made and entered into as of March 17, 2000, by and between PowerSpring, Inc., a Delaware corporation ("Debtor"), and John A. Harpole, a Colorado resident ("Secured Party").

                                    Recitals
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         WHEREAS, Secured Party and Debtor have entered into that certain
Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), pursuant to which, among other things, Secured Party is exchanging his shares of Mercator Energy Incorporated, a Colorado corporation ("Mercator"), in exchange for certain consideration of the Debtor; and

         WHEREAS, in connection with the Merger Agreement, Debtor is issuing a promissory note (the "Note"), of even date herewith, to Secured Party; and

         WHEREAS, in order to induce Secured Party to enter into the Merger Agreement and accept the Note as consideration in part for his shares of Mercator, Debtor has agreed to grant to Secured Party a security interest in certain collateral described herein;

                                    Agreement
                                    ---------

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agrees as follows:

         1. Grant of Security Interest. As security for the prompt and full payment when due of all of its Obligations (as defined in Section 2) and in order to induce Secured Party to enter into the Merger Agreement and accept the Note as consideration in part for his shares of Mercator, Debtor hereby grants to Secured Party a security interest in all of the Debtor's properties and assets of every kind, nature and description, real or personal or mixed, tangible or intangible, wherever located, and whether now owned or hereafter acquired, including without limitation:

                  (a) All of Debtor's inventory, meaning all goods, wares, merchandise, raw materials, supplies, work in process, finished goods, and other personal property of every description held for sale or lease or furnished or to be furnished under any contract of service, and all goods which are in transit, and all returned, repossessed and rejected goods of the foregoing description, and any other tangible personal property held by the Debtor for processing, sale or other business purpose or to be used or consumed in the Debtor's business;

                  (b) All machinery, equipment, furniture, office equipment and supplies, plan equipment, tools, dies, molds, fixtures and leasehold improvements of Debtor, of every kind

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and description, wherever located and including all additions, improvements, accessions and substitutions thereto;

                  (c) All accounts, accounts receivable and notes receivable of the Debtor, whether now existing or hereafter arising, as well as all right, title and interest of the Debtor in the goods which have given rise thereto, including the rights or reclamation and of stoppage in transit, all other rights to the payment of money (including without limitation, tax refunds);

                  (d) All contracts and contract rights of the Debtor, now existing or hereafter arising, under contracts to sell or lease goods or render services;

                  (e) All insurance proceeds, whether arising out of any of the foregoing or otherwise;

                  (f) All notes, bills, drafts, acceptances, chooses in action, chattel paper, instruments, and any other forms of obligations and receivables and right to payments for credit extended and for goods sold or leased or services rendered, whether or not earned by performance, documents, books and records and rights in and to the name and all goodwill and all other general intangibles of the Debtor, including all customer lists, causes of action, judgment, rights to performance, licenses, permits, copyrights, trademarks, trade secrets, patents, patent rights, proprietary processes, software and related documentation, blueprints, drawings, designs, diagrams, plans, reports, charts, catalogs, manuals, technical data and any and all concepts or ideas in any manner related to the design, development, manufacture, sale, marketing, lease or use of any or all goods produced or sold or leased or services rendered by the Debtor in its business; and

                  (g) All collateral and all guaranties for, and all products, proceeds, substitutions, and accessions of, any of the foregoing property.

         The property described above shall hereafter be collectively referred to as the "Collateral."

         2. Obligations. The security interest in the Collateral is granted hereby in order to secure the payment and performance of the following obligations of Debtor to Secured Party, whether now outstanding or incurred after the date hereof (collectively the "Obligations"):

                  (a) Debtor's performance of its obligations under the Note (in an amount equal to the lesser of $666,666.00 or the amount then outstanding under the Note) and this Agreement;

                  (b) All interest, fees, expenses, obligations and liabilities of Debtor arising pursuant to or represented by the Note;

                  (c) All taxes, assessments, insurance premiums, brokerage fees, reasonable attorneys' fees and other expenses of sale of the Collateral; and

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                  (d) All renewals, extensions and modifications of any of the indebtedness and obligations referred to in the foregoing clauses, or any part thereof.

         3. Debtor's Representations, Warranties and Covenants. Debtor hereby represents, warrants and covenants to and for the benefit of Secured Party, as follows:

         Debtor has all requisite right, power and authority to execute, deliver, and perform its obligations under, this Agreement and the Note. The execution, delivery and performance of this Agreement and the Note by Debtor have been duly authorized by all requisite corporate action on the part of Debtor and do not and will not violate or conflict with the articles of incorporation or bylaws of Debtor or any law, rule or regulation applicable to Debtor or any order, writ, injunction or decree of any court, government authority or arbitrator, applicable to Debtor, and do not and will not conflict with, result in a breach of or constitute a default under the provisions of any material mortgage, deed of trust, indenture, security agreement, loan agreement, credit agreement or other instrument, agreement or contract binding on Debtor or any of its property. Debtor has the unrestricted right to grant the security interest in the Collateral contemplated hereby.

         4. Events of Default. Debtor shall be deemed to be in default hereunder, and an Event of Default hereunder shall be deemed to have occurred, upon the occurrence of any of the following events:

                  (a) Debtor's failure to pay when due, or duly and promptly to observe or perform, any of the Obligations;

                  (b) Debtor otherwise breaches (whether or not such breaches are within Debtor's control) any covenants, warranties or representations in or regarding this Agreement or the Note, and fails to remedy such breach within 20 business days of receiving written notice of such breach from Secured Party; or

                  (c) Debtor becomes insolvent, terminates its existence, dissolves or experiences business failure; a custodian, as that term is defined in Title 11, U.S.C., as amended, of any of Debtor's property is appointed or exists; or Debtor makes any assignment for the benefit of creditors; or any proceeding under any bankruptcy or insolvency law is commenced by or against Debtor.

         5. Remedies.

                  (a) If an Event of Default occurs and is continuing hereunder, Secured Party shall have full power and authority to sell, assign or deliver the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of Secured Party, in order to satisfy any part of the obligations of Debtor now existing or hereinafter arising under the Note. On any such sale, Secured Party or its assigns may purchase all or part of the Collateral. In addition, at its sole option, Secured Party may elect to retain all the Collateral in full satisfaction of Debtor's obligations under the Note, in accordance with the provisions and procedures set forth in the Colorado Uniform Commercial Code.

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                  (b) The rights and remedies granted to Secured Party herein upon an Event of Default shall be in addition to all the rights, powers and remedies of Secured Party under the Colorado Commercial Code and applicable law and such rights, powers and remedies will be exercisable by Secured Party with respect to all of the Collateral. Debtor agrees that Secured Party's reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Debtor must tender to redeem the Collateral. All rights, powers and remedies of Secured Party shall be cumulative and not alternative. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

         6. Attorney-in-Fact. Debtor hereby appoints Secured Party as the attorney-in-fact for Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Debtor and included within the Collateral and to give full discharge for the same. Neither Secured Party nor any director or officer of any issuer of the Securities shall have any liability for the distribution to and collection of the Proceeds by Secured Party, but shall be fully protected in relying on the written statement of Secured Party as to its authorization pursuant to this paragraph. Any and all amounts collected by Secured Party pursuant hereto shall be applied against the Obligations in the manner that Secured Party shall determine, in Secured Party's sole and absolute discretion.

         7. Certain Other Rights of Secured Party.

                  (a) Duty of Care. Secured Party's only duty with respect to the Collateral shall be to exercise reasonable care to secure the safe custody thereof. Secured Party shall not have a duty to fix or preserve rights against prior parties to the Collateral, and shall never be liable for its failure to use diligence to collect any amount payable with respect to the Collateral, but shall be liable only to the account of Debtor for what Secured Party may actually collect or receive thereon.

                  (b) Financing Statement. Secured Party shall have the right at any time to execute and file this Agreement or a copy of this Agreement as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

                  (c) Payment of Expenses. At Secured Party's option, Secured Party may discharge taxes, liens and interest, perform or cause to be performed, for and on behalf of Debtor, any actions and conditions, obligations or covenants which Debtor has failed or refused to perform and may pay for the repair, maintenance or preservation of any of the Collateral, and all sums so expended, including, but not limited to, attorneys' fees, court costs, agents' fees or

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         commissions, or any other costs or expenses, shall bear interest from the date of payment at the highest legal rate and shall be deemed to constitute part of the Obligations secured by this Agreement.

         8. Cumulative Rights and Remedies. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations, and the exercise by Secured Party of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should Debtor have heretofore executed or hereafter executed any other security agreement in favor of Secured Party in which a security interest is created as security for the debts of another or others, in respect of which Debtor may not be personally liable, the security interest therein created and all other rights, powers and privileges vested in Secured Party by the terms thereof shall exist concurrently with the security interest created herein, and, in addition, all property in which Secured Party holds a security interest under any such other security agreement shall also be part of the Collateral hereunder, and all or any part of the proceeds of the sale or disposition of such property may, in the discretion of Secured Party, be applied by Secured Party in accordance with the terms hereof, and of such other security agreement or agreements, or any of them.

         9. Termination. Upon payment and performance in full by Debtor of all Obligations in accordance with their terms, this Agreement and the security interest granted hereunder shall terminate.

         10. Further Assurances. Debtor agrees to execute and deliver such further instruments and take such further actions as Secured Party may reasonably request from time to time to preserve or give effect to its rights under this Agreement.

         11. Arbitration. In the event that any dispute, controversy or claim arises out of, under or in connection with, or otherwise relates to, this Agreement, including, but not limited to, the parties' rights and obligations hereunder, or to the actual or alleged breach or termination hereof, then the parties hereto agree that the same shall be resolved, determined and settled by final and binding arbitration in Denver, Colorado utilizing the procedures set forth in Section 11 of the Merger Agreement.

         12. General Provisions.

         12.1 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of Colorado, without giving effect to any conflict or choice of law principles or rules.

         12.2 Amendment. This Agreement may not be amended or modified in whole or in part in any manner except in a writing which makes reference to this Agreement executed by both Debtor and Secured Party.

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         12.3 Assignment. Neither the Agreement, nor any rights, obligations or duties hereunder, may be assigned or delegated without the prior written consent of the other parties hereto.

         12.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, personal representatives, devisees, executors, successors and permitted assigns.

         12.5 Entire Agreement. This Agreement and the other documents, instruments and agreements referred to herein, sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes in their entirety all prior and contemporaneous written and oral agreements, arrangements, understandings, negotiations, communications, covenants, representations and warranties among the parties hereto relating to the subject matter hereof.

         12.6 Notices. Any and all notices, demands, requests, elections and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon personal delivery;
(ii) upon confirmation of receipt when sent by facsimile transmission; (iii) one business day after deposit during normal business hours with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (iv) five business days after being sent by first class (certified or registered) mail, postage prepaid, return receipt requested, in each case to the following addresses:

                            If to Debtor, to:

                            PowerSpring, Inc.
                            1675 Broadway, Suite 2150
                            Denver, Colorado  80202
                            Attn:  Chief Executive Officer
                            Telephone:  (303) 592-5555
                            Facsimile:  (303) 592-5556

                            With copies to:

                            Metretek Technologies, Inc.
                            1675 Broadway, Suite 2150
                            Denver, Colorado  80202
                            Attn:  W. Phillip Marcum, President
                            Telephone:  (303) 592-5555
                            Facsimile:  (303) 592-5556

                            Paul R. Hess, Esq.
                            Kegler, Brown, Hill & Ritter Co., L.P.A.
                            65 E. State Street, Suite 1800
                            Columbus, Ohio  43215
                            Telephone:  (614) 462-5400
                            Facsimile:  (614) 464-2634


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                            If to Secured Party, to:

                            John A. Harpole
                            Mercator Energy Incorporated
                            600 17th Street, Suite 600 South
                            Denver, Colorado 80202
                            Telephone:  (303) 825-1100
                            Facsimile:  (303) 825-2300


                            With a copy to:

                            Ducker, Montgomery & Lewis, P.C.
                            1560 Broadway, Suite 1500
                            Denver, Colorado 80202
                            Attn:  Bruce Ducker, Esq.
                            Telephone:  (303) 861-2828
                            Facsimile:  (303) 861-4017

Any party hereto may send any notice, demand, request, election or other communication to the intended recipient at its address set forth above using any other means (such as expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, demand, request or other communication shall be deemed to have been given until it is actually received by the recipient. Any party hereto may change its designated address by giving written notice to all other parties.

         12.7 Waiver. The obligations of any party hereunder may be waived only with the written consent of the party or parties entitled to the benefits the obligations so involved. Any waiver of a breach or violation of or default under any provision of this Agreement shall not be construed or operate as, or constitute, a waiver of any other or subsequent breach or violation of or default under that provision or any other provision of this Agreement. The failure of any party to insist upon strict compliance with any provision of this Agreement on any one or more occasions shall not be construed or operate as, or constitute, a continuing waiver of, or an estoppel of that party's right to insist upon strict compliance with, that provision or any other provision of this Agreement.

         12.8 Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement is determined to be illegal, invalid or unenforceable in any situation: (a) the parties hereto shall agree to a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement shall remain in full force and effect, and the application of such provision in any other situation shall not be affected.

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         12.9 Counterparts. This Agreement may be executed in any number of counterparts (including counterparts executed by less than all parties hereto), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         12.10 Headings. The headings used herein are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         12.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, in intended to create or confer and shall not be construed or operate as creating or conferring, any rights or remedies under or by reason of this Agreement, upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

         12.12 Further Assurances. The parties hereto agree to take or cause to be taken all actions, including without limitation, the execution and delivery of documents and instruments, which are necessary, convenient or desirable in order to effect the transactions contemplated by this Agreement.

         12.13 Best Efforts. Each of the parties hereto shall act in good faith and use its best efforts to bring about the transactions contemplated by this Agreement.

         12.14 Expenses. Each of the parties to this Agreement shall pay its own costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

         12.15 Construction. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         12.16 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would suffer irreparable damage for which an adequate remedy at law would not be available in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the non-breaching parties shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction to prevent breaches of, and to specifically enforce, the provisions of this Agreement.

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         IN WITNESS WHEREOF, this Security Agreement has been executed and delivered by or on behalf of the parties hereto, effective as of the date first above written.


                                 DEBTOR:

                                 POWERSPRING, INC.

                                 By /s/ W. Phillip Marcum
                                   -------------------------------------
                                    W. Phillip Marcum, President


                                 SECURED PARTY:

                                 /s/ John A. Harpole
                                 ---------------------------------------
                                 John A. Harpole

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